As filed with the Securities and Exchange Commission on May 27, 2009

Registration No. 333-67575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5918 Stoneridge Mall Road Pleasanton, California 94588	94-3019135
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

THE 1996 EQUITY PARTICIPATION PLAN

OF DOMINICK’S SUPERMARKETS, INC.

THE 1995 AMENDED AND RESTATED STOCK OPTION

PLAN OF DOMINICK’S SUPERMARKETS, INC.

(Full Titles of the Plans)

Robert A. Gordon, Esq.

Senior Vice President and General Counsel

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Scott R. Haber, Esq.

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

DEREGISTRATION OF SECURITIES

The Registrant registered an aggregate of 923,016 shares of Common Stock for issuance under the 1996 Equity Participation Plan of Dominick’s Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick’s Supermarkets, Inc. (the “Plans”) pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 19, 1998 (Registration No. 333-67575) (the “Registration Statement”). Each of the Plans has expired and no further awards or shares are issuable under the Plans.

Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to deregister all of the unissued shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-67575 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 27th day of May, 2009.

SAFEWAY INC.

By:	/s/ Robert A. Gordon
Robert A. Gordon Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-67575 has been signed by the following persons in the capacities indicated on May 27, 2009.

Signature	Title

/s/ Steven A. Burd Steven A. Burd	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert L. Edwards Robert L. Edwards	Executive Vice President and Chief Financial Officer

/s/ David F. Bond David F. Bond	Senior Vice President, Finance and Control (Chief Accounting Officer)

/s/ Janet E. Grove Janet E. Grove	Director

/s/ Mohan Gyani Mohan Gyani	Director

/s/ Paul Hazen Paul Hazen	Director

/s/ Frank C. Herringer Frank C. Herringer	Director

/s/ Robert I. MacDonnell Robert I. MacDonnell	Director

/s/ Kenneth W. Oder Kenneth W. Oder	Director

/s/ Rebecca A. Stirn Rebecca A. Stirn	Director

/s/ William Y. Tauscher William Y. Tauscher	Director

/s/ Raymond G. Viault Raymond G. Viault	Director